Exhibit 99.1

Avalon’s Laboratory Services MSO Announces Expansion into Arizona

New Wholly Owned Lab “Veritas Laboratory” of Arizona, Anticipated to Generate Revenue in 2023

Engages Former Congressman Barry M. Goldwater Jr. To Expand Insurance Coverage and Grow Lab Footprint

FREEHOLD, N.J., August 21, 2023 (GLOBE NEWSWIRE) – Avalon GloboCare Corp. (“Avalon” or the “Company”) (NASDAQ: ALBT), a developer of innovative precision diagnostics and provider of clinical laboratory services, today announced Laboratory Services MSO, LLC (“LSM”) is opening a new laboratory, Veritas Laboratories LLC (“Veritas”), in Scottsdale, Arizona. Avalon owns a 40% interest in LSM. Veritas is a CLIA-certified and COLA-accredited laboratory that offers a wide range of high-quality testing, including drug testing, genetic testing, urinary testing and COVID-19 PCR testing.

Additionally, LSM has engaged former Congressman Barry M. Goldwater to expand coverage with in-network providers and grow laboratory footprint in Arizona.

Barry M. Goldwater, Jr. is a former member of the United States Congress. He served in Congress at the same time with his father, 1964 Republican Presidential Nominee Senator Barry M. Goldwater, Sr. The Goldwater family’s presence in Arizona goes back to 1850. The family is well-known for promoting business, politics, and other interests for the great state of Arizona both domestically and abroad.

Congressman Barry M. Goldwater, Jr. stated, “We welcome LSM to Arizona as they open a new facility in Scottsdale. Their new lab, Veritas, will provide much needed state-of-the-art drug, toxicology, genetics, and other proprietary testing. I look forward to working with LSM for the betterment of our community and state.”

“LSM continues to grow its testing footprint nationwide by expanding to new states and territories,” commented, David Jin, M.D., Ph.D., President and Chief Executive Officer of Avalon. “We are very excited to engage former Congressman Barry M. Goldwater Jr. His expertise and relationships with insurance providers will be invaluable as we look to expand coverage with in-network providers locally in Arizona and nationwide. We look forward to working closely with Barry as we launch propriety lab tests later this year.”

About Avalon GloboCare Corp.

Avalon GloboCare Corp. (NASDAQ: ALBT) is a commercial stage company dedicated to developing and delivering innovative, transformative, precision diagnostics and clinical laboratory services. Avalon is establishing a leading role in the innovation of diagnostic testing, utilizing proprietary technology to deliver precise, genetics-driven results. The Company also provides laboratory services, offering a broad portfolio of diagnostic tests including drug testing, toxicology, and a broad array of test services, from general bloodwork to anatomic pathology, and urine toxicology. For more information about Avalon GloboCare, please visit www.avalon-globocare.com.

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Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements.” Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact, including statements regarding LSM. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors as disclosed in our filings with the Securities and Exchange Commission located at their website (http://www.sec.gov). In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of the press release.

Contact Information:

Avalon GloboCare Corp.

4400 Route 9, Suite 3100

Freehold, NJ 07728

PR@Avalon-GloboCare.com

Investor Relations:

Crescendo Communications, LLC

Tel: (212) 671-1020 Ext. 304

albt@crescendo-ir.com